Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Brinker International, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-56491, 333-02201, 333-93755, 333-42224, 333-105720, 333-125289, 333-157050 and 333-201929) on Form S-8; registration statements (Nos. 333-74902 and 333-188252) on Form S-3; and registration statement (No. 333-116879) on Form S-4 of Brinker International, Inc. of our reports dated August 29, 2016, with respect to the consolidated balance sheets of Brinker International, Inc. and subsidiaries, as of June 29, 2016 and June 24, 2015, and the related consolidated statements of comprehensive income, shareholders' (deficit) equity, and cash flows for each of the years in the three-year period ended June 29, 2016, and the effectiveness of internal control over financial reporting as of June 29, 2016, which reports appear in the 2016 annual report on Form 10-K of Brinker International, Inc.
/s/ KPMG LLP
Dallas, Texas
August 29, 2016